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                                                                 EXHIBIT 10.1(c)



                 DONGGUAN GOVERNMENT STATE-OWNED (1993) NO. 49




                           PEOPLE'S REPUBLIC OF CHINA

                              LAND USE CERTIFICATE
                              FOR STATE-OWNED LAND

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"Land in the cities is owned by the State.

Land in the rural and suburban areas is owned by collectives except for those portions which belong to the State in accordance with the law; house sites and private plots of cropland and hilly land are also owned by collectives.

The State may in the public interest take over land for its use in accordance with the law.

No organisation or individual may appropriate, buy, sell or unlawfully transfer land in other ways. The right to use land may be assigned in accordance with the provisions of the law.

All organisations and individuals who use land must make rational use of the land."



-- Article 10, The Constitution of the People's Republic of China



"Ownership of and the right to use land shall be protected by law and no unit or individual shall infringe upon these rights."



-- Article 11, Law of the People's Republic of China on Land Management

According to the Law of the People's Republic of China on Land Management, in order to safeguard the Socialist public ownership of land, and to protect the legitimate rights of the Land User, the application for registration of land use rights by the Land User has been approved after survey, examination and approval by the Government, and this Certificate is hereby issued.

Seal for Use on Land Use Certificates affixed by
Guangdong Province People's Government

Undated




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Land User:              Zindart Industrial Company Limited

Land Address:           Tiankeng Administrative Zone, Hengli, Dongguan, PRC

Zoned Use:              Industrial Land



Area of Land Use Rights:

-       Total Area:         6,275 square metres

-       Self Use Rights:    6,275 square metres

*
*
*
*



Period of Land Use:     50 years, from February 1993 to February 2043


Boundaries:


-       East :      Dong-Huan Lu
-       South:      Cheng-Xiang Lu
-       West :      Xing-Tai Lu
-       North:      Zindart Industrial Company Limited




Seal for Use on Land Use Certificates affixed by
Dongguan City People's Government 17 January 1996

Remarks      :      Transfer by agreement
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                                IMPORTANT NOTICE

1. This Certificate is the legitimate evidence of land use rights, and takes effect upon the affixing of the seal by both the People's Government at County or higher level and the land management office of the PRC Government.

        The registered land use rights shall be protected by law, and no unit or individual shall infringe upon these rights.

2. This Certificate shall not in any way be amended without permission. Such unauthorised amendments shall render this Certificate void.

3. This Certificate shall be taken care of properly; where it becomes lost or damaged, application for re-issue must be submitted immediately.

4. Land Users shall comply with the land management laws of the PRC, shall utilise the land in accordance with the approved land use, and shall protect the whole of the registered area of land.

5. Alterations to the ownership of land or the right to use land shall be registered in accordance with the legal procedures.

6. Upon enquiries from any level of the People's Government or the land management office for the understanding of problems with the land, the Land User shall take the initiative to produce this Certificate.


                    PRODUCED BY THE LAND MANAGEMENT OFFICE,
                           PEOPLE'S REPUBLIC OF CHINA